Exhibit 99.2

FOR RELEASE: CONTACT:	New Hartford, NY, March 13, 2026 Christopher R. Byrnes (315) 743-8376 chris_byrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES PRICING OF $250.0 MILLION OF CONVERTIBLE SENIOR NOTES

New Hartford, NY – March 13, 2026 -- PAR Technology Corporation (NYSE: PAR) (“PAR” or the “Company”) announced today that it priced a private offering (the “Offering”) of $250.0 million aggregate principal amount of 4.00% Convertible Senior Notes due 2031 (the “Notes”). The Notes will be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted to the initial purchasers of the Notes an option to purchase, during a 13-day period beginning on, and including, the first date on which the Notes are issued, up to an additional $15.0 million aggregate principal amount of Notes. The sale is expected to close on March 17, 2026, subject to satisfaction of the conditions to closing.

The Notes will be general unsecured obligations of the Company.  The Notes will mature on March 15, 2031, unless earlier converted, redeemed or repurchased.  Interest will accrue on the Notes at a rate of 4.00% per year and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2026.

The Notes will be convertible at the option of the holders, at any time prior to the close of business on the business day immediately preceding December 15, 2030 only under certain circumstances and during certain periods and, on or after December 15, 2030, at any time until the close of business on the business day immediately preceding the maturity date.  Upon conversion, the Notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock (the “common stock”), or a combination of cash and shares of the common stock.  The initial conversion rate for the Notes will be 52.5762 shares of the common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of $19.02 per share of the common stock, which represents a conversion premium of 20.0% above the last reported sale price of the common stock on the New York Stock Exchange on March 12, 2026).  In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption in respect of the Notes, the Company will, under certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The Notes will not be redeemable at the Company’s option prior to March 20, 2029.  The Company may redeem for cash all or any portion of the Notes (subject to certain limitations on partial redemptions), at its option, on or after March 20, 2029, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding the redemption date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period).

The Company estimates that the net proceeds from the Offering will be approximately $242.3 million (or approximately $256.8 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and offering expenses payable by the Company.  The Company intends to use the net proceeds from the Offering (i) approximately $207.5 million to repurchase a portion of the Company’s 1.50% Convertible Senior Notes due 2027 (the “2027 Notes”); (ii) approximately $33.1 million to repurchase approximately 2.09 million shares of common stock as described below; and (iii) the remainder for general corporate purposes. The Company may also use a portion of the proceeds to acquire or invest in companies, products, or technologies complementary to its business.

To the extent that the Company repurchases any 2027 Notes, the Company expects that holders that sell their 2027 Notes to the Company may enter into or unwind various derivatives with respect to the Company’s common stock and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the notes. The Company also expects that holders of the 2027 Notes may employ a convertible arbitrage strategy with respect to the 2027 Notes and have a short position with respect to the Company’s common stock that they would close out through purchases of the Company’s common stock and/or the unwinding of various derivatives with respect to the Company’s common stock, as the case may be, in connection with the Company’s repurchase of any 2027 Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock, which may also affect the trading price of the Notes at that time and could result in a higher effective conversion price for the Notes. The initial conversion price for the Notes will be determined based on the last reported sale price of the Company’s common stock per share on the New York Stock Exchange on the day of pricing of the offering. PAR cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or PAR’s common stock. This press release is not an offer to repurchase the 2027 Notes.

Concurrently with the pricing of the offering, PAR has agreed to repurchase approximately 2.09 million shares of common stock from purchasers of Notes in privately negotiated transactions effected with or through one or more affiliates of the initial purchasers, at a purchase price per share equal to the last reported sale price of $15.85 per share of the common stock on March 12, 2026. These repurchases could increase, or prevent a decrease in, the market price of the common stock or the Notes, which could result in a higher effective conversion price for the Notes. Additionally, in connection with the pricing of the Offering, PAR has been advised that J. Wood Capital Advisors LLC (“JWCA”), PAR’s financial advisor with respect to the Offering, intends to purchase up to $10 million of shares of common stock concurrently with the Offering in privately negotiated transactions effected with or through one or more affiliates of the initial purchasers (the “JWCA Purchase”), which PAR expects to be at a discount to the closing price on the date of the pricing of the Offering. The repurchases and the JWCA Purchase could increase, or prevent a decrease in, the market price of the common stock or the Notes.

The Notes will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes and any shares of the common stock issuable upon conversion of the Notes, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements. This announcement is neither an offer to sell nor a solicitation of an offer to buy securities, nor will there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About PAR Technology Corporation.

PAR Technology Corporation (NYSE: PAR) is a leading foodservice technology provider, powering a unified, purpose-built platform engineered to scale and adapt with brands at every stage of growth. Designed with flexibility and openness at its core, PAR’s solutions—spanning point-of-sale, digital ordering, loyalty, back-office, payments, and hardware—integrate with others, yet deliver maximum impact as a unified system. With intentional innovation at the forefront, PAR’s solutions streamline operations, drive higher engagement, and strengthen guest experiences for restaurants and retailers globally.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical in nature, but rather are predictive of PAR’s future operations, financial condition, financial results, business strategies and prospects.  Forward-looking statements are generally identified by words such as “believe,” “continue,” “could,” “expect,” “intend,” “may,” “should,” “will,” and similar expressions.  Forward-looking statements are based on management’s current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond PAR’s control, which could cause PAR’s actual results to differ materially from those expressed in or implied by forward-looking statements, including statements regarding the intended use of proceeds from the Offering (including the amount, terms, and timing of the proposed repurchase of the 2027 Notes, the repurchase of common stock and the JWCA Purchase). Risks and uncertainties that could cause or contribute to such differences include risks related to: whether the Company will consummate the Offering of the Notes on the expected terms, or at all; the potential impact of market and other general economic conditions; whether the Company will be able to satisfy the conditions required to close any sale of the Notes; the intended use of the proceeds of the Offering; and the fact that the Company’s management will have broad discretion in the use of the proceeds from any sale of the Notes; as well as, but not exclusively, the risks and uncertainties discussed in PAR’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other filings with the Securities and Exchange Commission.  Forward-looking statements contained in this press release are based solely on the information known to PAR’s management and speak only as of the date of this press release.  PAR undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities law.